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                                                                 EXHIBIT 99.j(i)

                         Consent of Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Public Accountants" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated December 6, 2002 in the Registration Statement (Form N-1A) of The Hartford Mutual Funds, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 25 under the Securities Act of 1933 (Registration No. 333-02381) and Amendment No. 27 under the Investment Company Act of 1940 (Registration No. 811-07589).


                                                          /s/ Ernst & Young, LLP


Minneapolis, MN
February 26, 2003